EXHIBIT 11


                           MARK IV INDUSTRIES, INC.
       STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (UNAUDITED) For the Three and Nine Month Periods Ended November 30, 1995 and 1994
                (Amounts in thousands, except per share data)

                                           Three Months        Nine Months
                                       Ended November 30,   Ended November 30,
                                       ------------------   -----------------

                                           1995     1994       1995     1994
                                           ----     ----       ----     ----

PRIMARY

Shares outstanding:

  Weighted average number of
   shares outstanding                    60,049    48,259     60,133   45,994

  Net effect of dilutive stock
   options (1)                              404       383        365      358

    Total                                60,453    48,642     60,498   46,352
                                         ======    ======     ======   ======

Income before extraordinary items       $23,000   $16,500   $ 71,700  $50,300
                                        =======   =======   ========  =======
Income per share before extraordinary
 items  (2)                             $   .38   $   .34   $   1.19  $  1.08
                                        =======   =======   ========  =======

Extraordinary items                     $   -     $(1,100)  $   -    $ (1,100)
                                        =======   =======   ======== ========

Loss per share from extraordinary
 items (2)                              $   -     $  (.02)  $   -    $   (.02)
                                        =======   =======   =======  ========

Net income                              $23,000   $15,400   $71,700  $ 49,200
                                        =======   =======   =======  ========

Net income per share (2)                $   .38   $   .32   $  1.19  $   1.06
                                        =======   =======   =======  ========

                                          Three Months         Nine Months
                                      Ended November 30,    Ended November 30,
                                         1995      1994       1995      1994
FULLY-DILUTED

Shares outstanding:
  Weighted average number of
   shares outstanding                    60,049    48,259     60,133   45,994
 Shares issuable upon conversion of
  the Company's 6-1/4% Convertible
  Subordinated Debentures                   -       4,979        -      7,229
 Net effect of dilutive stock
   options (1)                              404       383        367      358
    Total                                60,453    53,621     60,500   53,581

Income before extraordinary items       $23,000   $16,500   $ 71,700  $50,300

Interest on Convertible Subordinated
 Debentures, less tax effect            $   -     $   700   $    -    $ 2,900

Income applicable to fully-diluted
 shares, before extraordinary items     $23,000   $17,200   $ 71,700  $53,200

Income per share before extraordinary
 items                                  $   .38   $   .32   $   1.19  $   .99


Extraordinary items                     $   -     $(1,100)  $   -    $ (1,100)

Loss per share from
 extraordinary items                    $   -     $  (.02)  $   -    $   (.02)


Net income                              $23,000   $16,100   $71,700  $ 52,100

Net income per share                    $   .38   $   .30   $  1.19  $    .97
------------------------------------
(1) The net effects for the three and nine month periods ended November 30, 1995 and 1994 are based upon the treasury stock method using the average market price during the periods for the primary amounts, and the higher of the average market price or the market price at the end of the period for the fully-diluted amounts.
(2) Primary earnings per share have been reported in the Company's financial statements based only upon the shares of Common Stock outstanding, since the dilutive effect of the stock options is not considered to be material.